EXHIBIT 10.157

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

September 26, 2007

Due to the recent change in the payment method provided by Dollar Thrifty Automotive Group, Inc. as it relates to the Board retainers and Committee meeting fees, I am making the following elections effective immediately:

Election of Payment of Meeting Fees (Check one)

I am currently not deferring meeting fees and have meeting fees paid in cash and paid by DTAG on a quarterly basis.

X	I elect to continue being paid in cash

I elect to be paid in DTAG Shares of Stock with such DTAG Shares of Stock being issued to me on a yearly basis.

Election of Payment of Board, Committee and Committee Chair Retainers (Check one)

I am currently not deferring retainer fees and have retainers fees paid to me in DTAG

Shares of Stock with such DTAG Shares of Stock being issued to me on a yearly basis.

I elect to continue being paid in DTAG Shares of Stock

X	I elect to be paid in cash with cash paid by DTAG on a quarterly basis.

/s/ Edward C. Lumley

Edward C. Lumley